UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 2020

DIME COMMUNITY BANCSHARES, INC.
(Exact name of the registrant as specified in its charter)

Delaware	000-27782	11-3297463
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Cadman Plaza West, 8th Floor Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

(718) 782-6200
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DCOM	The NASDAQ Stock Market
Preferred Stock, Series A, $0.01 Par Value	DCOMP	The NASDAQ Stock Market

ITEM 8.01	OTHER EVENTS

As previously disclosed, on July 1, 2020, Dime Community Bancshares, Inc. (“Dime”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bridge Bancorp, Inc. (“Bridge”), pursuant to which Dime will merge with and into Bridge (the “Merger”).  Immediately following the Merger, Dime Community Bank (the “Bank”), the wholly-owned subsidiary of Dime, will merge with and into BNB Bank, the wholly-owned subsidiary of Bridge.

Under the terms of the Merger Agreement and the bylaws of the resulting company and resulting bank, at the effective time of the Merger (the “Effective Time”), the resulting company and the resulting bank will each be comprised of twelve (12) directors, with six (6) directors designated by Dime and six (6) directors designated by Bridge.

On December 15, 2020, the Board of Directors of Dime approved the appointment of Rosemarie Chen, Michael P. Devine, Vincent F. Palagiano, Joseph J. Perry and Kevin Stein, each current directors of Dime and the Bank, to the resulting company’s and the resulting bank’s Boards of Directors, in each case to be effective as of the Effective Time and contingent upon the occurrence of the closing of the Merger.  Under the terms of the Merger Agreement and the bylaws of the resulting company and the resulting bank, Kenneth J. Mahon, a current director and Chief Executive Officer of Dime and the Bank, will be a director and serve as the non-employee Executive Chairman of the resulting company and the resulting bank. Further, in accordance with the terms of the Merger Agreement and the bylaws of the resulting company and resulting bank, all directors of the resulting company and resulting bank will be elected annually and will stand for election at the surviving company's annual meeting of shareholders following consummation of the Merger.

At this time, none of the appointees have been named to serve on any committee of the surviving company’s or the surviving bank’s Board of Directors, nor has the Dime Board or the Bank Board identified any committees to which such individuals are expected to be appointed. Dime and Bridge each anticipate designating such committee members at the Effective Time, upon the closing of the Merger.  None of the appointees have engaged in any transaction with Dime that would be reportable under Item 404(a) of Regulation S-K.

On December 18, 2020, the Company and Bridge issued a joint press release announcing the proposed composition of the resulting company’s and resulting bank’s board of directors.  A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing description of the Merger Agreement and the transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Dime’s Current Report on Form 8-K filed on July 2, 2020 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Number	Exhibit
99.1	Joint Press Release dated December 18, 2020
104.1	The cover page from the Dime Community Bancshares, Inc.’s Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dime Community Bancshares, Inc.
(Registrant)

/s/ PATRICIA M. SCHAUBECK
Patricia M. Schaubeck
Executive Vice President & General Counsel

Dated: December 21, 2020